UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2026

Kairos Pharma, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	001-42275	46-2993314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2355 Westwood Blvd., #139

Los Angeles CA 90064

(Address of principal executive offices) (Zip Code)

(310) 948-2356

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.001, per share	KAPA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Binding Term Sheet

On March 2, 2026, Kairos Pharma, Ltd., a Delaware corporation (the “Company”) entered into a binding term sheet with Celyn Therapeutics, Inc., a privately held biotechnology company (“Celyn”), regarding a proposed asset acquisition of CL-273 (the “Asset Acquisition”), an investigational, reversible, wild type sparing pan EGFR small molecule inhibitor being developed by Eilean Therapeutics for EGFR mutant non small cell lung cancer (the “Term Sheet”).

Pursuant to the Term Sheet, the Company agreed to acquire from Celyn 100% of the worldwide rights to CL-273, including development, manufacturing, commercialization, and related intellectual property, tangible assets, contractual rights and regulatory rights. As consideration, the Company agreed to (i) issue shares to Celyn at closing such that Celyn holds 16.5% of the Company shares on a fully diluted basis, with such shares to be payable either in shares of the Company’s common stock, non-voting convertible preferred stock, or in such combination thereof as may be necessary to comply with NYSE American listing rules or to allow the Company adequate time to obtain stockholder approval prior to the issuance of more than 19.99% of shares of common stock; (ii) a $15 million milestone upon FDA NDA/BLA submission, payable in a combination of cash and shares; and (iii) a 2% royalty on U.S. generated net revenues for the life of the applicable IP.

Closing is expected to be subject to customary conditions, including shareholder approval of both parties, absence of a material adverse effect, and, if required, approval by NYSE American.

The foregoing is a summary only and does not purport to be complete. It is qualified in its entirety by reference to the Term Sheet, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 8.01. Other Events.

On March 2, 2026, the Company issued a press release announcing that the Company entered into the binding Term Sheet with Celyn for the acquisition of CL-273. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Item 8.01, including Exhibits 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document
10.1	Term Sheet, dated March 2, 2026, by and between the Company and Celyn Therapeutics, Inc
99.1	Press Release dated March 2, 2026
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2026	KAIROS PHARMA, LTD.

	By:	/s/ John S. Yu
John S. Yu
Chief Executive Officer